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                                                                    EXHIBIT 99.1


SUNRISE
TECHNOLOGIES

                                                           FOR IMMEDIATE RELEASE

CONTACT: ED COGHLAN              (510) 771-2399
                          V.P. Corporate Communications
                               Investor Relations


                       SUNRISE SIGNS CREDIT LINE EXTENSION


FREMONT, CALIFORNIA, JUNE 25, 2001 -- SUNRISE TECHNOLOGIES INTERNATIONAL, INC. (NASDAQ/NMS:SNRS) - announced today that it has entered into an agreement with Silicon Valley Bank to extend the due date of its credit facility from June 26, 2001 until August 26, 2001. The Company will continue discussions, with potential sources of capital to raise funds to pay off the remaining balance owed to the Silicon Valley Bank loan.

Sunrise Technologies International, Inc. is a refractive surgery company based in Fremont, California, that has developed holmium:YAG laser-based systems that utilize a patented process for shrinking collagen developed by Dr. Bruce Sand (the "Sand Process") in correcting ophthalmic refractive conditions.

Except for historical information, this news release contains certain forward-looking statements that involve risk and uncertainties, which may cause actual results to differ materially from the statements made including market potential, regulatory clearances, business growth, and other risks listed from time to time in the Company's Securities and Exchange Commission (SEC) filings. These forward-looking statements represent the Company's judgment, as of the date of this release, and the Company disclaims any intent or obligation to update these forward-looking statements.

           Internet users can access Sunrise's World Wide Web site at
                          http://www.sunrise-tech.com.